                                 SCHEDULE 14A

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [_]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[x]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to (S) 240.14a-11(c) or (S) 240.14a-12

                           Sigma-Aldrich Corporation
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[x]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

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     (2) Aggregate number of securities to which transaction applies:

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     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

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     (4) Date Filed:

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Notes:






Reg. (S) 240.14a-101.

SEC 1913 (3-99)

                           SIGMA-ALDRICH CORPORATION

                              3050 Spruce Street

                           St. Louis, Missouri 63103

                   NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            To be held May 2, 2000

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of Sigma-Aldrich Corporation will be held at Mercantile Bank of St. Louis, N.A., 721 Locust Street, St. Louis, Missouri 63101, on Tuesday, May 2, 2000, at 11:00 A.M., Central Daylight Time, for the following purposes:

  1. To elect nine directors;

  2. To consider and vote upon approval of the Company's Share Option Plan of 2000; and

  3. To transact such other business as may properly come before the meeting and any adjournments thereof.

Only shareholders of record as of the close of business on March 3, 2000 are entitled to notice of, and to vote at, the meeting.

                                            By Order of the Board of
                                             Directors,

[Signature]
                                               Michael R. Hogan, Secretary

March 30, 2000

Your vote is important. You may vote in any one of the following ways:

      . Use the toll-free telephone number shown on the proxy card.

      . Use the internet web site shown on the proxy card.

      . Mark, sign, date and promptly return the enclosed proxy card in the postage-paid envelope.

Shareholders who attend the meeting may revoke their proxies and vote in person if they desire.

                           SIGMA-ALDRICH CORPORATION

                                PROXY STATEMENT

                        Annual Meeting of Shareholders

                                  May 2, 2000

The enclosed proxy is solicited by the Board of Directors (the "Board") of Sigma-Aldrich Corporation (the "Company") for use at the Annual Meeting of Shareholders (the "Meeting") to be held at Mercantile Bank of St. Louis, N.A., 721 Locust Street, St. Louis, Missouri 63101, on Tuesday, May 2, 2000, and any adjournments thereof. Any shareholder giving the proxy has the power to revoke it at any time before it is voted by written notice mailed to Proxy Services, P.O. Box 9079, Farmingdale, New York 11735-9769, by submitting a later-dated proxy or by attending the meeting and casting a contrary vote. If the proxy is not so revoked or not revoked in person at the Meeting, such proxy will be voted either as designated or, if no designation is made, will be voted in favor of the nominees for directors and for the approval of the Share Option Plan of 2000.

Shareholders of record as of the close of business on March 3, 2000, are entitled to notice and will be entitled to vote at the Meeting and at any adjournments thereof. As of the close of business on March 3, 2000, there were a total of 90,353,918 shares of common stock outstanding and entitled to vote. Shareholders will be entitled to one vote for each share held on all matters, including the election of directors.

The cost of solicitation of proxies will be borne by the Company. In addition to the use of the mails, proxies may be solicited personally, or by telephone or telegraph, by employees of the Company without additional compensation. The Company also may retain a professional proxy solicitor to assist in soliciting proxies. The solicitor's fee is estimated at $5,000 to $10,000, plus expenses, depending upon the extent of the solicitor's activities. Brokers, dealers, banks and their nominees will be requested to forward proxy material to the beneficial owners of stock held by them of record and the Company will reimburse them for their reasonable out-of-pocket and clerical expenses upon their request.

This Proxy Statement and accompanying form of proxy are first being sent to shareholders on or about March 30, 2000.

The mailing address of the Company's principal executive office is 3050 Spruce Street, St. Louis, Missouri 63103.

                             ELECTION OF DIRECTORS

Nine directors of the Company are to be elected to hold office until the next annual meeting or until their successors are elected and qualified. The persons named as proxies in the accompanying proxy card intend to vote for the election of the nominees named below. If for any reason any of the nominees are unavailable, the persons named as proxies may exercise discretionary authority to vote for substitutes proposed by the Board of Directors.

Nominees for Board of Directors

Following are the nominees for directors of the Company, their principal occupation, background, period of service as a director of the Company and age. All of the nominees are presently directors of the Company and were elected to their present terms as directors at the 1999 Annual Meeting of Shareholders. There are no family relationships between any of the directors or between any of the directors and any executive officer of the Company or its subsidiaries.

 Carl T. Cori             Chairman of the Board of the Company. Dr. Cori has
                          been Chairman of the Board of the Company for more
                          than five years and served as Chief Executive Officer
                          for more than five years until November 1999. He has
                          been a director of the Company since 1977. Age 63.

 Nina V. Fedoroff         Director, Life Sciences Consortium & Biotechnology
                          Institute and Willaman Professor of Life Sciences at
                          Pennsylvania State University, University Park,
                          Pennsylvania, since July 1995. Prior to that time,
                          she was a staff member at Carnegie Institution of
                          Washington and a Professor at Johns Hopkins
                          University for more than five years. She has been a
                          director of the Company since 1996. Age 57.

 David R. Harvey          President and Chief Executive Officer of the Company.
                          Dr. Harvey has been President of the Company for more
                          than five years and was elected Chief Executive
                          Officer in November 1999. He served as Chief
                          Operating Officer for more than five years until
                          November 1999. He has been a director of the Company
                          since 1981. Age 60.

 David M. Kipnis          Distinguished University Professor of Medicine,
                          Washington University School of Medicine, St. Louis,
                          Missouri, for more than five years. Dr. Kipnis has
                          been a director of the Company since 1984. Age 72.

 Andrew E. Newman         Chairman of the Board and Chief Executive Officer of
                          Race Rock International, a theme restaurant company,
                          since July 1995. From 1987 to April 1995 he was
                          Chairman of the Board, Edison Brothers Stores, Inc.,
                          a specialty fashion retailer, St. Louis, Missouri.
                          Edison Brothers Stores, Inc. filed a petition for
                          reorganization under

                          Chapter 11 of the federal bankruptcy code in November
                          1995 and emerged from those proceedings in September
                          1997. Mr. Newman has been a director of the Company since 1989. He is also a director of Lee Enterprises, Inc. Age 55.

 William C. O'Neil, Jr.   Chief Executive Officer, Tuitionfund.com, a provider
                          of savings for higher education, Nashville, Tennessee
                          since 1999. He served as Chairman of the Board of
                          Atrix Laboratories, Inc., Fort Collins, Colorado, a
                          drug delivery company, from 1995 to February 2000. He
                          was Chairman of the Board, President and Chief
                          Executive Officer of ClinTrials Research, Inc., a
                          clinical research services company, Nashville,
                          Tennessee, for more than five years until 1998. Mr.
                          O'Neil has been a director of the Company since 1987.
                          He is also a director of American Healthcorp,
                          Advocat, Inc., Central Parking, Inc. and Atrix
                          Laboratories, Inc. Age 65.

 Jerome W. Sandweiss      Of Counsel, Blumenfeld, Kaplan & Sandweiss, P.C.,
                          Attorneys at Law, St. Louis, Missouri, for more than
                          five years. Mr. Sandweiss has been a director of the
                          Company since 1975. Age 75.

 D.Dean Spatz             Chairman of the Board and Chief Executive Officer of
                          Osmonics, Inc., a manufacturer of water purification,
                          fluid separation and fluid handling products and
                          equipment, Minnetonka, Minnesota, for more than five
                          years. Mr. Spatz has been a director of the Company
                          since 1994. He is also a director of Osmonics, Inc.
                          and S.I. Technologies, Inc. Age 56.

 Thomas N. Urban          Former Chairman of the Board of Pioneer Hi-Bred
                          International, Inc., a developer and producer of
                          hybrid corn and other seeds, Des Moines, Iowa. He
                          served as Chairman of the Board of Pioneer Hi-Bred
                          International, Inc. for more than five years until
                          December 1996 and as President of Pioneer Hi-Bred
                          International, Inc. for more than five years until
                          September 1995. Mr. Urban has been a director of the
                          Company since 1990. Age 65.

Directors Meetings and Committees

The Board of Directors met five times during 1999. The Board of Directors has three committees which function throughout the year. The Audit Committee, of which Ms. Fedoroff and Messrs. Newman, Sandweiss and Spatz (Chairman) are members, met once in the past year. The function of this Committee is to recommend a public accounting firm to be retained for the coming year, to review the scope and results of the annual audit by such firm and to review the Company's financial statements. The Compensation Committee, consisting of Messrs. Newman, O'Neil (Chairman) and Urban, reviews all areas of executive compensation and advancement within the Company. The Committee held one meeting in the past year. The Nominating Committee, of which Dr. Kipnis and Messrs. O'Neil (Chairman) and Urban are members, recommends nominees to the Board of Directors. It will consider nominees recommended by shareholders for election to the Board of Directors provided the names of such nominees, accompanied by relevant biographical information, are submitted in writing to the Secretary of the Company. In February of each year, the Nominating Committee generally proposes to the Board nominees for directors to be elected at the Company's Annual Meeting of Shareholders. Therefore, in order to be considered by the Nominating Committee, prospective nominee recommendations should be received by the Secretary no later than January 15th. The Committee held one meeting in the past year.

Each director attended at least 75% of the aggregate of the meetings of the Board and its Committees on which they served during 1999.

Director Compensation and Transactions

Directors who are not employed or retained as legal counsel by the Company were compensated by an annual fee of $9,000 in 1999. The Directors also received $2,250 for each director or committee meeting attended plus reimbursement of their travel expenses. The Directors participated in one conference call during the year and received $1,125 for their participation.

On February 17, 1998, the Company adopted the Director's Non-Qualified Share Option Plan of 1998 ("the Directors' Plan"). The Directors Plan permits the award of non-qualified stock options to purchase up to 400,000 shares of the Company's common stock to those members of the Board of Directors who are not employees of the Company, who do not beneficially own more than 1.0% of the Company's outstanding common stock and have served on the board for at least six months. In 1999, the seven non-employee directors received options to purchase 2,000 shares of common stock. Additional awards of options to purchase 2,000 shares are made to each eligible director on the day after each annual shareholders' meeting.

The option price per share is equal to the fair market value of the common stock on the trading day next preceding the date the option is granted. No option will vest or may be exercised to any extent until the holder has served as director of the Company continuously for at least three months from the date of grant.

The Company retained Blumenfeld, Kaplan & Sandweiss, P.C., of which Mr. Sandweiss is Of Counsel, during 1999 and expects to use the firm in 2000.

              SECURITY OWNERSHIP OF DIRECTORS, EXECUTIVE OFFICERS
                        AND PRINCIPAL BENEFICIAL OWNERS

Directors and Executive Officers

The following table sets forth the amount of the Company's common stock beneficially owned by each of the directors and executive officers of the Company shown in the summary compensation table, and by all directors and executive officers of the Company as a group, all as of March 3, 2000, based upon information obtained from such persons:

                                                                    Shares
                                                                 Beneficially
 Name                             Company Position               Owned (1)(2)
 ---------------------  ------------------------------------   ----------------
                        Vice President and Chief Information
 Larry S. Blazevich     Officer                                      31,000 (3)

 Carl T. Cori           Director and Chairman of the Board          356,070 (3)

 Nina V. Federoff       Director                                     14,600 (4)

                        Director, President and Chief
 David R. Harvey        Executive Officer                           182,340 (3)

 Michael R. Hogan       Vice President, Chief Financial
                        Officer, Chief Administrative
                        Officer and Secretary                        38,000 (3)

 David M. Kipnis        Director                                     20,686 (4)

 Andrew E. Newman       Director                                     18,000 (4)

 William C. O'Neil,
  Jr.                   Director                                     18,000 (4)

 Jerome W. Sandweiss    Director                                     28,000 (4)

 D. Dean Spatz          Director                                     23,200 (4)

 Thomas N. Urban        Director                                     25,982 (4)

                        Vice President and President,
 Frank Wicks            Laboratory Products                          69,025 (3)

 Directors and
 executive officers as
 a group                                                          1,209,247 (3)

-------------------------------------------------------------------------------
(1) Each person has both sole voting power and sole investment power with respect to the shares set forth in the table opposite his name, except as follows: Messrs. Spatz and Hogan share voting and investment power as to 9,200 shares and 23,000 shares, respectively, held in joint tenancy with their spouses. Shares owned separately by spouses are not included.

(2) Represents less than one percent (1%) of the Company's common stock outstanding as of March 3, 2000, for each of the named individuals and less than two percent (2%) for the group.

(3) Includes 31,000, 30,000, 30,000, 15,000, 65,000, and 545,881 shares subject to stock options that are exercisable as of, or within sixty days of, March 3, 2000, for Messrs. Blazevich, Cori, Harvey, Hogan and Wicks and for the directors and executive officers as a group, respectively.

(4) Includes 14,000 shares awarded under the Directors' Non-Qualified Share Option Plan of 1998. These shares are exercisable as of March 3, 2000.

Principal Beneficial Owners

The following table sets forth information for each person or company that, to the knowledge of the Company, beneficially owned more than five percent (5%) of the Company's common stock as of March 3, 2000. Each beneficial owner has sole voting power and sole investment power with respect to the shares set forth opposite their name except for Wellington Management Company, LLP which has shared voting power on 214,700 shares and investment power on all shares.

                                       Shares Beneficially     Percent of Shares
Name and Address                              Owned               Outstanding
------------------------------------   -------------------     -----------------
Alfred R. Bader                            5,274,260 (1)             5.8%
777 East Wisconsin Avenue
Milwaukee, WI 532

State Farm Mutual Automobile               8,737,853 (2)             9.7%
Insurance Co. and its affiliates
One State Farm Plaza
Bloomington, IL 61710

Wellington Management Company, LLP         9,474,900 (3)             10.5%
75 State Street
Boston, MA 02109

-------------------------------------------------------------------------------
(1) As set forth in such person's Schedule 13G/A, dated February 1, 2000, filed with the Securities and Exchange Commission.

(2) As set forth in such company's Schedule 13G/A, dated February 4, 2000, filed with the Securities and Exchange Commission.

(3) As set forth in such company's Schedule 13G, dated February 9, 2000, filed with the Securities and Exchange Commission.

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934 requires that the Company's executive officers, directors and persons who own beneficially more than ten percent of the Company's outstanding stock, file reports of ownership and changes in ownership with the Securities and Exchange Commission and any national securities exchange on which the Company's securities are listed and furnish the Company with copies of all Section 16(a) reports so filed. Based solely on a review of forms and certain written representations furnished to the Company, the Company believes that its executive officers and directors complied with all applicable Section 16(a) filing requirements during 1999, except for Nina V. Fedoroff who filed one report covering one transaction late.

Management Share Ownership Plan

The company approved shareholding requirements for the following positions as follows:

                                                      Shareholding
                                                       Requirement
                        Position                    (salary multiple)
                        --------                    ----------------
       Chairman & CEO                                      3X
       Business Unit Presidents, CAO & CFO                 2X
       Other Corporate Officers & Brand Presidents         1X
       Vice Presidents & Key Country Managers             .5X

These requirements were implemented in 2000, with 3-5 years allowed to achieve the required investment level.

                     APPROVAL OF SHARE OPTION PLAN OF 2000

The Board of Directors believes that the Company's stock option program constitutes an important part of the Company's compensation program for key employees and should be carried forward by providing a new Share Option Plan of 2000 (the "2000 Option Plan") to permit the granting of stock options which may, but need not, constitute "incentive" stock options within the meaning of
Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"). Incentive stock options receive special tax treatment which in the judgment of the Board will benefit the Company by assisting to attract, retain and motivate key employees and to encourage ownership of the Company's common stock. Shareholders have previously authorized grants of employee stock options under the Share Option Plan of 1995 (the "1995 Option Plan") and the Share Option Plan of 1987 (the "1987 Option Plan").

As of March 3, 2000, options to acquire an aggregate of 3,804,011 shares were outstanding under the 1995 Option Plan and the 1987 Option Plan and only 371,732 shares were available for the grant of additional awards under the 1995 Option Plan. If the 2000 Option Plan is approved by the shareholders, no further options will be issued under the 1995 Option Plan, and the balance of the shares that have been reserved for issuance under the 1995 Option Plan, for which no options have been granted, will be released from the 1995 Option Plan. The 1987 Option Plan was discontinued upon the approval of the 1995 Option Plan.

Principal Features of the 2000 Option Plan

The full text of the 2000 Option Plan is set forth in Appendix A hereto, and shareholders are urged to refer to it for a complete description of the 2000 Option Plan. The summary of the principal features of the 2000 Option Plan that follows is qualified entirely by such reference.

The 2000 Option Plan permits the granting of options for an aggregate of 4,500,000 shares of the Company's common stock. These shares may be either authorized but unissued shares or shares reacquired by the Company as treasury shares. Shares underlying any options that expire or terminate without being exercised in full and any shares used in payment of the purchase price of shares under the 2000 Option Plan will again be available for grants under the plan.

The 2000 Option Plan is administered by the Company's Compensation Committee (the "Committee"), which will consist of two or more members appointed by the Company's Board of Directors and will grant options to such individuals for such numbers of shares and at such times as the Committee determines, taking into account the duties of the individuals and their present and potential contributions to the success of the Company. The Committee has sole and final authority to make all determinations necessary or advisable, in its sole discretion, to administer the plan and may delegate to any one or more members or to any person selected by it the authority to grant options to eligible persons (except persons subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 or who are "covered employees" within the meaning of Section 162(m)(3) of the Code). Members and former members of the Committee will be indemnified and held harmless by the Company for their actions involving the plan and may rely on information provided by the Company. The members of the Committee are not eligible to receive options under the plan while serving on the Committee.

Options may be granted to employees, consultants or advisors of the Company or its subsidiaries (as defined in Section 5 of the plan), but no options may be granted to a member of the Company's Board of Directors who is not at the time of the grant an executive employee of the Company or one of its subsidiaries. Incentive stock options (as referred to below) may only be granted to employees of the Company or its subsidiaries. No single participant may receive grants of options during any calendar year for more than an aggregate of 200,000 shares of common stock. It is not possible to state in advance which key employees will be granted options by the Committee in the future nor is it possible to state which key employees would have received options under the 2000 Option Plan in 1999 had the plan been in existence during 1999. However, approximately 750 employees received awards under the 1995 Option Plan.

Options may be "incentive" stock options within the meaning of Section 422 of the Code or "non-qualified" stock options. The option price of shares covered by options will be determined by the Committee but will not be less than the fair market value of the shares at the date of the grant, which as defined is generally the average of the high and low prices of the common stock on the date of grant, provided that the Committee may adopt such criteria for determining fair market value it deems appropriate. The purchase price must be fully paid at the time an option is exercised either (i) in cash, (ii) in the discretion of the Committee, by the tender, either actually or by attestation, to the Company of shares of the common stock of the Company, owned by the optionee and registered in his name, having a fair market value, as defined above, on the date of exercise equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of common stock may be tendered in exercise of an incentive stock option if such shares were acquired by the optionee through the exercise of an incentive stock option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such incentive stock option was granted. In addition, the optionee may effect a "cashless exercise" of an option in lieu of paying the option price in cash or shares owned by the optionee, provided that such "cashless exercise" is facilitated through a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee. Further, the Committee, in its discretion, may approve such other methods or forms of payment of the purchase price, and establish rules and procedures therefor.

Options are exercisable at such times and under such conditions, not inconsistent with the plan, as may be determined by the Committee, but except as otherwise permitted under the plan, an optionee must be an employee to exercise an option and have been so continuously since the grant of the option (except that the Committee shall have authority to accelerate the vesting of the right to exercise an option or extend such right beyond termination of employment in certain circumstances as it deems appropriate, such as a Change of Control (as defined below)). The maximum aggregate market value (determined at the time of the grant) of common stock with respect to which incentive stock options that are exercisable for the first time during any calendar year under all stock option plans of the Company may not exceed $100,000. Options are not transferable other than by will or by the laws of descent and distribution, but the Committee may in its discretion permit an optionee to transfer a non-qualified stock option, which will continue to be subject to exercise restrictions.

Notwithstanding any other provision of the plan, unless otherwise provided by the Committee in the option agreement or certificate, each outstanding option will become immediately and fully exercisable for a one (1) year period following the date of a "Change of Control" but in no event beyond the specified term of such options; provided that, after such one (1) year period, the normal option exercise provisions of the plan and such option will govern; and provided further, that in the event an optionee's employment with the Company or any subsidiary is terminated within two (2) years of a Change of Control, all outstanding stock options of such optionee at the date of termination will be exercisable for a period of six (6) months beginning on the date of termination but in no event beyond the specified term of such options. The option agreements or certificates may contain such other or different provisions as the Committee, in its discretion, may approve in addition to, or in lieu of the provisions described above. In addition, the Committee will have the authority, in its discretion, to accelerate the vesting and permit the immediate exercisability of outstanding options under such other circumstances as it may deem appropriate. "Change of Control," as used herein will be deemed to have occurred if any individual, corporation, partnership or other person or entity, together with its Affiliates and Associates, acquires as the Beneficial Owner more than thirty-five percent (35%) in the aggregate of the voting power of outstanding shares of capital stock of the Company entitled to vote in the election of Directors, and within a 400-day period thereafter a majority of Directors elected to the Board of Directors of the Company, or a majority of the persons constituting a group authorized to hire or terminate employment of officers, if other than the Board, are different from the Directors or persons constituting the Board or group just prior to the start of such period or a group other than the Board is created to hire or terminate employment of officers. The terms "Affiliates," "Associate" and "Beneficial Owner" as used in this paragraph will be defined by reference to the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

No option may be exercisable after a date ten (10) years after the date of the option grant, (except that this date may be up to seventeen (17) years after the date of the grant of non-qualified stock options for persons outside the United States if the Committee so determines). Except for the death or disability of an optionee, or as otherwise provided with respect to a Change of Control, no option under the plan may be exercised prior to the expiration of the "Non-Exercise Period" selected by the Committee, which runs from the date of the grant of an option. Except as may be provided in the plan in those cases, if an optionee's employment with the Company or any of its subsidiaries is terminated for any reason during the Non-Exercise Period, the optionee's right to exercise the option will terminate and all rights thereunder will cease. Once the Non-Exercise Period has passed as to any particular stock option, stock options under the plan will terminate: (a) immediately (i) upon the termination of the employment of the optionee for cause (as defined in Section 9 of the plan), (ii) upon the voluntary termination of the employment of the optionee for any reason other than retirement on a "Retirement Date" (as defined in Section 9 of the plan), and (iii) at any time if the optionee becomes an employee, agent, or principal of a competitor of the Company or any subsidiary; and (b) twelve (12) months after (i) an optionee's retirement on a permitted Retirement Date, or (ii) involuntary termination of employment without cause (other than by reason of death). In the event of an optionee's death within such twelve (12) month period or death or permanent disablement during employment, stock options will terminate one year from the date of death or disability and may be exercised by a designee approved by the Committee. The Committee may approve such other or different provisions in its discretion, but in no event shall an option be exercisable beyond its term.

The number, kind and class of shares reserved for issuance upon the exercise of options, subject to options and permitted to be granted to an individual in one year and the exercise price of such options will be appropriately and proportionately adjusted or substituted by the Committee during the time the plan is in effect to reflect any increase or decrease in number of or exchange or change in the shares of the Company's common stock through any stock dividend, stock split, reverse stock split, reclassification, recapitalization, merger, consolidation, reorganization, split-up, spin off, combination or exchange of shares or the like. Notwithstanding the foregoing:
(1) in the event the Company or a subsidiary enters into a transaction described in Section 424(a) of the Code with any other corporation, the Committee may, in its discretion, grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code; and (2) in the event of a special, non-recurring distribution with respect to the Company's common stock, the Committee may, in its discretion, adjust the number of shares subject to each option and the option price per share in such manner as the Committee deems just and equitable to reflect such distribution, but in no event will the total number of shares of common stock used under the plan exceed the number authorized.

The Company's Board of Directors or the Committee may terminate or modify the 2000 Option Plan as it deems advisable, but no termination or modification may adversely affect any option rights previously granted without the consent of the optionee. However, neither the Board of Directors nor the Committee may increase the total number of shares as to which options may be granted under the plan without obtaining the approval of the shareholders (except under anti-dilution provisions thereof).

The reported closing price for a share of the common stock of the Company on the Nasdaq National Market on March 3, 2000 was $22.563.

Federal Income Tax Consequences

If an option awarded under the 2000 Option Plan is an incentive stock option, the employee will recognize no income upon grant of the incentive stock option and incur no regular income tax liability due to the exercise of the incentive stock option. However, the employee may be subject to the alternative minimum tax. The Company will not be allowed a deduction for federal income tax purposes as a result of the exercise of an incentive stock option, regardless of the applicability of the alternative minimum tax. Upon the sale or exchange of the shares at least two (2) years after grant of the option and one (1) year after exercise of the shares by the employee, any gain to the employee will be treated as long-term capital gain. If these holding periods are not satisfied, the employee will recognize ordinary income equal to the difference between the exercise price and the lower of the fair market value of the shares at the date of the option exercise or the sales price of the shares and the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the employee. Any gain recognized on such a "disqualification" caused by such a premature disposition of the shares in excess of the amount treated as ordinary income will be characterized as capital gain.

All other options which do not qualify as incentive stock options are referred to as non-qualified options. An employee will not recognize any taxable income at the time the employee is granted a non-qualified option. However, upon its exercise, the employee will recognize ordinary income for tax purposes measured by the excess of the then fair market value of the shares over the option price and the Company will be entitled to a deduction in the same amount as the ordinary income recognized by the employee. The income recognized by an employee will be subject to tax withholding by the Company by payment in cash. Upon the subsequent sale of any such shares by the employee, any difference between the sales price and the exercise price, to the extent not recognized as ordinary income as provided above, will be treated as capital gain or loss.

Under Section 162(m) of the Code, the Company may be limited as to federal income tax deductions to the extent that total individual compensation paid to the Company's Chief Executive Officer or to any of the other four most highly compensated executive officers exceeds $1,000,000 in any one year. The Company can preserve the deductibility of certain compensation in excess of $1,000,000, however, provided that it complies with conditions imposed by
Section 162(m) of the Code, including the payment of performance-based compensation pursuant to a plan approved by shareholders. The 2000 Option Plan is designed to provide the Company flexibility and the opportunity to qualify certain aspects of compensation as performance-based compensation under
Section 162(m) of the Code.

The foregoing summary of the effect of federal income taxation upon the employee and the Company with respect to awards under the 2000 Option Plan does not purport to be complete, and reference should be made to the applicable provisions of the Code. In addition, this summary does not discuss the provisions of the income tax laws of any municipality, state or foreign country in which the employee may reside.

                                   * * * * *

A favorable vote of the majority of the outstanding shares represented in person or by proxy at the Meeting and entitled to vote will be required for approval of the adoption of the 2000 Option Plan.

The Board of Directors recommends a vote FOR approval of the 2000 Option Plan.

                 INFORMATION CONCERNING EXECUTIVE COMPENSATION

The following table presents compensation information for the Chief Executive Officer and the four other most highly compensated executive officers based on salary and bonus in 1999 for the years ended December 31, 1999, 1998 and 1997:

                          Summary Compensation Table

                                Annual Compensation  Long-term Compensation
                               --------------------- ----------------------
                                                     Number of
                                                       Shares
                                                     Underlying
                                        Other Annual  Options      LTIP     All Other
Name/Position             Year  Salary  Comp. (1)(2)  Granted   Payouts (1) Comp. (3)
-------------------------------------------------------------------------------------
Larry S. Blazevich        1999 $285,000        --      15,000          --    $6,360
Vice President &          1998  250,000        --      10,000          --     6,360
Chief Information
 Officer                  1997  271,250        --          --          --     6,300
-------------------------------------------------------------------------------------
Carl T. Cori              1999  680,000   255,695      50,000     390,000     6,360
Chairman                  1998  730,000   469,103      50,000     715,500     6,360
                          1997  755,000   201,196          --     306,875     6,300
-------------------------------------------------------------------------------------
David R. Harvey           1999  475,000   137,682      50,000     210,000     6,360
President & CEO           1998  508,000   260,613      50,000     397,500     6,360
                          1997  525,000   100,598          --     153,438     6,300
-------------------------------------------------------------------------------------
Michael R. Hogan (4)      1999  300,100        --      75,000          --     6,210
Vice President, CFO, CAO
& Secretary
-------------------------------------------------------------------------------------
Frank Wicks               1999  290,000        --      20,000          --     6,360
Vice President &
 President,               1998  215,000        --          --          --     6,360
Laboratory Products       1997  215,000        --      20,000          --     6,300
-------------------------------------------------------------------------------------

(1) The value of shares issued under the Incentive Stock Bonus Plan in 1999, 1998 and 1997 relates to performance in 1993, 1992 and 1991, respectively, and are presented as long-term incentive plan ("LTIP") payouts. Such values represent the aggregate market value of shares of common stock issued on the payout date. Cash payouts to cover Federal income taxes related to the issuance of such shares are presented as other annual compensation. Drs. Cori, Harvey and Wicks and Mr. Blazevich hold 38,950, 23,950, 6,600 and 500 Bonus Units, respectively, as of December 31, 1999. Shares of common stock issuable upon vesting of such Bonus Units have a value of $1,192,844, $733,469 and $202,125, and $15,313, respectively, based upon the closing price of the Company's common stock as of such date. See "Incentive Stock Bonus Plan" for further information.

(2) Excludes the value of personal use of automobiles and club memberships provided by the Company, the amounts of which are immaterial for each executive officer.

(3) Represents amounts contributed for each executive officer under the Company's 401(k) Retirement Savings Plan in 1999, 1998 and 1997.

(4) Mr. Hogan joined the Company in the positions indicated in April, 1999.

Incentive Stock Bonus Plan

The Company's Incentive Stock Bonus Plan is administered by the Compensation Committee of the Board. See "Compensation Committee Report on Executive Compensation--Incentive Compensation" on page 19 of this Proxy Statement for information concerning the plan.

The LTIP payouts to each of the named executive officers as presented in the Summary Compensation Table for the years ended December 31, 1999, 1998 and 1997, relate to performance in the years ended December 31, 1993, 1992 and 1991, respectively. Additionally, LTIP payouts to the Company's other executive officers were $126,000, $87,450 and $153,438 for shares and $82,609, $57,335 and $100,598 in cash for 1999, 1998 and 1997, respectively.

No bonus units were awarded to the executive officers in 1999 for performance in 1998 and no bonus units will be awarded under the Incentive Stock Bonus Plan for the year ended December 31, 1999.

Stock Options

The Company's Share Option Plan of 1995 is administered by the Compensation Committee, which grants options to employees as the Committee determines, taking into account the employees' duties, their present and potential contributions to the success of the Company and such other factors as the Committee deems relevant. The exercise price of the options is determined by the Committee, however, no incentive stock option may have an exercise price less than the fair market value of the shares at the date of the grant. Full payment for stock being purchased must be made in cash or Company common stock at the time an option is exercised. Options are not transferable other than by will or by the laws of descent and distribution. Options generally expire ten years from the date of grant or no later than three months after an optionee's termination or twelve months after an optionee's death, disability, or retirement, if earlier. Optionees terminated in connection with the restructuring of the Company or employed in the B-Line Systems business for which the Company has elected to seek a buyer can elect to extend the option exercise period to twelve months following termination, however, no option may be exercised after ten years from the date of grant. No options may be granted after February 21, 2005.

The following table sets forth information related to stock options granted to the named executive officers during the year ended December 31, 1999:

                                                                     Potential Realizable
                                   % of                                Value at Assumed
                    Number of      Total                             Rates of Stock Price
                      Shares      Options                             Appreciation for 10
                    Underlying    Granted                             year Option Term (3)
                     Options        to     Exercise Price Expiration ---------------------
Name of Executive    Granted     Employees ($/Share) (2)     Date        5%         10%
------------------------------------------------------------------------------------------
Larry S. Blazevich   15,000 (1)     1.2%      $26.875      3/9/2009  $  253,523 $  642,477

Carl T. Cori         50,000 (1)     4.0        26.875      3/9/2009     845,077  2,141,591

David R. Harvey      50,000 (1)     4.0        26.875      3/9/2009     845,077  2,141,591

Michael R. Hogan     75,000 (4)     6.0        29.250      4/1/2009   1,267,616  3,212,387

Frank Wicks          20,000 (1)     1.6        26.875      3/9/2009     338,031    856,637

-------------------------------------------------------------------------------
(1) Options vest at the rate of 20% per year beginning March 9, 2000.

(2) Exercise price equals the market price per share on the grant date.
(3) Presentation is required by Securities and Exchange Commission rules and is not intended to forecast possible future price appreciation of the Company's common stock.
(4) Options vest at the rate of 20% beginning April 1, 2000.

Additionally, options to acquire 170,000 shares were granted to other executive officers at an exercise price of $26.875 and options to acquire 860,000 shares were granted to members of the management group at exercise prices ranging from $26.875 to $32.3125 per share.

No stock options were exercised by any of the named executive officers during the year ended December 31, 1999.

The following table presents (i) the unexercised options held by each named executive officer and (ii) the value of all in-the-money options as of December 31, 1999, as if all such in-the-money options were vested and exercisable as of December 31, 1999:

                      Option Values at December 31, 1999

                        Number of Shares
                     Underlying Unexercised   Value of Unexercised In-
                          Options Held          the-Money Options (1)
                    ------------------------- -------------------------
Names               Exercisable Unexercisable Exercisable Unexercisable
-----------------------------------------------------------------------
Larry S. Blazevich    28,000       27,000      $ 21,000     $ 53,063

Carl T. Cori          20,000       80,000           --       159,375

David R. Harvey       20,000       80,000           --       159,375

Michael R. Hogan         --        75,000           --       239,063

Frank Wicks           61,000       28,000       511,438       63,750

-------------------------------------------------------------------------------
(1) Calculated as the aggregate closing market price per share of the Company's common stock on December 31, 1999, for the total number of in-the-money shares under option, net of the aggregate value of all option exercise proceeds.

Retirement Security Value Plan (Pension Plan)

The Sigma-Aldrich Retirement Security Value Plan is a tax-qualified, noncontributory retirement plan that provides all eligible employees, including the named executive officers, with a retirement benefit based upon a formula. The plan provides an annual addition to each participant's account ranging from 2% to 5% of salary, depending on years of service. Each account is also credited with interest annually. In no event will the benefit provided by the Retirement Security Value Plan at retirement be less than the benefit provided by the previous pension plan formula for any employee who was a participant in the plan as of January 1, 1996. Pension credits have been and will continue to be restricted by the Internal Revenue Code limitations above certain levels of compensation and the Company does not have a supplemental plan to provide benefits based upon earnings above these limitations. Taking into account these limitations and assuming that each executive officer continues employment with the Company until the normal retirement age of 65 at his current cash compensation level and that interest rates remain at December 31, 1999 levels, Drs. Cori, Harvey and Wicks and Messrs. Blazevich and Hogan would receive upon retirement an annual pension benefit in the form of a single life annuity of $99,157, $67,059, $80,606, $18,881 and $23,852, respectively.

Employment and Other Agreements

The Company has Employment Agreements ("Agreements") with Drs. Cori, Harvey and Wicks and Messrs. Blazevich and Hogan which provide severance compensation (with an offset for monies earned elsewhere under certain defined situations) to each of these executives in the event of his cessation of employment with the Company or any of its subsidiaries after the occurrence of a change in control of the Company. "Change in control" is defined in the Agreements to have occurred when an individual, partnership, corporation or other entity acquires more than thirty-five percent of the outstanding shares of the Company's common stock and there is a change in the majority of the Directors of the Board (or other body supervising the employment of officers) within any four hundred day period. Prior to a change in control, the Agreement may be terminated upon sixty-days notice given by either the executive or the Company. Unless notice is given to the contrary, the three-year term of the Agreements is automatically extended for an additional year at the end of each agreement year. Compensation covered by the Agreements is set annually by the Compensation Committee, except that after a change in control, if the executive leaves, the level of severance pay is the amount last set by the Compensation Committee immediately prior to the change in control. No payments are made under the Agreements if the cessation of employment is due to death. If a change in control of the Company had occurred as of March 3, 2000, and the employment of the named executive officers of the Company had been terminated, Drs. Cori, Harvey and Wicks and Messrs. Blazevich and Hogan would have collectively received $4,157,000.

The Incentive Stock Bonus Plan also contains provisions that protect the participants against the loss of Bonus Units earned if there shall have been a change in control of the Company prior to the scheduled payout of stock and cash for such earned Bonus Units. "Change in control" is defined in the Incentive Stock Bonus Plan in the same manner as it is in the Agreements above.

If a change in control of the Company had occurred as of March 3, 2000, and the employment of the named executive officers of the Company had been terminated, Drs. Cori, Harvey and Wicks and Messrs. Blazevich and Hogan would have collectively received 70,000 shares of the Company's common stock and $1,035,500.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

The Committee

The Committee is composed of the three members named below, none of whom is an employee of or is involved in any interlocking relationship with the Company.

Compensation Policy

The Committee believes that increasing share value on a long-term basis is the goal of shareholders. The Company's compensation policy is designed to motivate employees to improve productivity and performance, resulting in increased profitability and, thus, improvement in shareholder value. To align the financial interests of senior executives and managers with those of shareholders, the Company uses incentive compensation that is tied directly to the Company's operating results and is highly sensitive to the market price of the Company's common stock. Accordingly, the Committee believes that increasing profits and long-term growth in share value will be the goals of both management and shareholders. The Company's policy is to structure compensation such that any executive compensation in excess of $1 million is tax deductible for the Company.

Compensation for the Company's executive officers includes two elements: (1) salary and (2) longer-term incentive compensation. The Company has no long-term employment contracts with any of its executive officers other than the Employment Agreements previously described in this Proxy Statement which become applicable only if there should be a change in control of the Company.

Salary

At the end of each fiscal year, the Committee reviews with Dr. Harvey an annual salary plan for the Company's executive officers and then approves such plan with any modifications it deems appropriate. The Committee approves the salary plan after assessing the Company's overall performance, including a review of the operating results of the Company and the executive officers' responsibilities and after making judgments about past and expected future contributions of the individual executive officers. The review of operating results is general in nature, rather than being based upon any specific weighting formula for measures which include the Company's sales, earnings and earnings per share growth, profit margins, acquisition activities and general financial condition. The Committee's assessment also considers the difficulty of achieving performance levels based on its understanding of the Company's business and market conditions as well as competitive pressures. In reviewing the individual executive officers' responsibilities and performance, the Committee also considers their non-financial contributions to the Company, such as the quality and progress of research, marketing and production activities. The Committee performs its review in a general, subjective manner with consideration given to all factors, including general knowledge of other executive officers' salaries and taking particular note of the continued growth in sales and earnings per share, as illustrated by the following graphs (Note: the graphs exclude the sales ($ in millions) of $184.0, $201.6, $225.4, $228.4 and $252.6 and earnings per share-diluted (dollars) of $.17, $.20, $.23, $.21 and $.24 for 1995, 1996, 1997, 1998 and 1999, respectively, of the Company's discontinued metal business, B-Line Systems):

                           SIGMA-ALDRICH SALES CHART

                                  1995      1996      1997      1998      1999
                                 -----     -----     -----     -----     -------
Sales
($ in millions)                  775.8     833.0     901.7     965.9     1,037.9
Earnings Per Share--Diluted
(dollars)                         1.13      1.26      1.39      1.43        1.47

                     Average Compound Annual Growth Rate:
                     Sales 8.6%                  EPS 8.7%

Based upon the business knowledge and experience of the Committee members, they believe that the executive officers' salaries are appropriate in view of the level of responsibilities and contributions by each executive officer.

Incentive Compensation

Incentive Stock Bonus Plan. Awards from the Company's Incentive Stock Bonus Plan (the "Plan"), a shareholder-approved plan implemented in 1978 and amended in 1996, are tied directly to the Company's annual operating results. The Plan provides generally that, if the Company's pre-tax operating income has increased by at least 10% over the prior year, the Committee establishes a Bonus Pool, with the maximum amount determined by the following formula:

                                                          Maximum Bonus Pool
           Percentage                                   as a percentage of the
       increase in pre-tax                               increase in pre-tax
        operating income                                   operating income
       -------------------                              ----------------------
       Less than 10%                                              --
        10.0-12.4%                                               3.0%
        12.5-14.9%                                               4.0%
       15% and above                                             5.0%

The Committee fixes the maximum dollar amount of Bonus Units and Tax Offset Bonus Units which may be awarded to Dr. Cori and Dr. Harvey during the first 90 days of each calendar year. After the end of each calendar year, but prior to the award of Units, the Committee will certify in writing whether the performance goals under the plan have been met. If pretax operating income for the year has reached a level sufficient to generate a Bonus Pool, the Committee will allocate Bonus Units to Dr. Cori and Dr. Harvey in an amount not to exceed the maximum set by the Committee during the first 90 days of the calendar year. If a positive value remains in the Bonus Pool after subtracting the value of the Bonus Units awarded to Dr. Cori and Dr. Harvey, the remaining Bonus Units may be awarded by the Committee to participants designated by the Committee. The Units will initially be valued at the closing price of the Company's common stock on the day before the date of the awards. All awards are made within 30 days after the end of the first quarter of the year following the year for which the awards are earned.

The Committee reviews with Dr. Harvey its recommendation for awards of Bonus Units to the executive officers (other than Dr. Cori and Dr. Harvey) and other senior managers. In the course of this review, the Committee considers performance evaluations of each of the executives and senior managers and separately considers and sets the awards to Dr. Cori and Dr. Harvey. In establishing the amount of the Bonus Pool and the specific awards to the executive officers, including Dr. Cori, the Committee takes into account operating results and other criteria in a review similar to that described under Salary above. Because their responsibilities have more impact on the Company's current and future operating results, the Committee feels that Drs. Cori and Harvey should have a greater proportion of their annual compensation tied directly to the Company's performance. Accordingly, Drs. Cori and Harvey have a greater participation in the Incentive Stock Bonus Plan than do the other executive officers.

The Plan provides for issuance of one share of the Company's common stock for each Bonus Unit awarded. Shares are issued only after the participant has been employed for five years following the year for which an award has been made (or earlier in certain limited circumstances). As a result, the value of Bonus Units awarded for any year under the Plan is sensitive to the market price of the Company's common stock over a five-year period, thus providing the participant with a longer-term perspective. The Plan also provides for payment of cash when the shares are issued so that the participant is not compelled to sell any of the shares in order to pay Federal income taxes and, in the case of Drs. Cori and Harvey, Tax Offset Bonus Units. The cost of the Plan since its inception has ranged between 1.0% and 1.5% of cumulative pre-tax income, except for 1994 and 1998 where no bonus units were awarded and for 1999 for which no bonus units will be awarded. The Committee expects that the future cost will continue to constitute between 1.0% and 1.5% of the Company's cumulative pre-tax income. In 1996, certain amendments to the Plan were approved to ensure tax deductibility.

Share Option Plan of 1995. Each year, the Committee considers the desirability of granting options under the Company's Share Option Plan of 1995 to key employees. The Committee believes that granting stock options is desirable because it directly correlates long-term compensation of key employees with share price appreciation. In determining grants, the Committee generally considers the same factors as those discussed under Salary above. The Committee does not consider the amount or terms of prior stock option grants in determining current grants. Options for 210,000 shares were granted to the named executive officers in 1999. See Stock Options on page 9 of this Proxy Statement for additional information concerning this plan.

1999 CEO and Executive Officer Compensation

The Committee's approach is to have a large amount of Dr. Cori's and Dr. Harvey's compensation dependent on Company performance. In measuring performance, emphasis is placed on the year-to-year increases in earnings, which is the criterion used to establish the maximum Bonus Pool under the Company's Incentive Stock Bonus Plan.

In view of the aforementioned desire to closely tie compensation to Company performance and the fact that financial results for 1998 did not meet management's expectations, Dr. Cori's and Dr. Harvey's salary were reduced by 10% effective September 1, 1998. The reduced salaries were also effective for 1999 as the Committee determined that compensation increases should be dependent on performance under the provisions of the Incentive Stock Bonus Plan and through awards under the Share Option Plan to more closely align the interests of these executives with those of shareholders.

The Company did not award Bonus Units under the Incentive Stock Bonus Plan in 1999 since the increase in earnings in 1998 did not meet plan minimums.

For the other executive officers, the Committee determined that 1999 compensation should reflect the Company's performance, the level of the officers' responsibilities and any changes thereto during the year, and the officers' contribution to strategic initiatives that will drive future growth. The Committee believes that the compensation policies and programs it has implemented have committed the executive officers of the Company to achieve long-term improvement in operating results.

                                            COMPENSATION COMMITTEE

                                            Andrew E. Newman
                                            William C. O'Neil, Jr., Chairman
                                            Thomas N. Urban

                               PERFORMANCE GRAPH

The following performance graph compares the Company's cumulative shareholder return (stock price appreciation plus reinvestment of dividends) for a five year period ended December 31, 1999, with that of the Standard & Poor's 500 Composite Stock Price Index and an index of the companies included in the Value Line Chemical Specialty Industry Group, assuming that $100 was invested in each on December 31, 1994, and that all dividends were reinvested. These indices are only included for comparative purposes as required by Securities and Exchange Commission rules and do not necessarily reflect management's opinion that such indices are an appropriate measure of the relative performance of the Company's common stock, and are not intended to forecast or be indicative of possible future performance of the common stock.
                        SIGMA-ALDRICH PERFORMANCE GRAPH

                                 1994   1995   1996   1997   1998   1999
                                ------ ------ ------ ------ ------ ------
Sigma-Aldrich Corporation       100.00 151.30 192.17 246.62 183.84 190.03
Standard & Poors 500            100.00 137.50 169.47 226.03 290.22 349.08
Value Line: Chemical Specialty  100.00 128.72 154.25 191.24 170.11  41.99

In this Proxy Statement, the Company used as a performance graph comparison index those companies comprising the Value Line Chemical Specialty Industry Group (the "Group"). The 1999 Group includes the following companies: Agrium Inc., Airgas Inc., Avery Dennison Corp., Bush Boake Allen, CK Witco, Calgon Carbon Corp., Ecolab Inc., Engelhard Corp., Ethyl Corp., Ferro Corp., H.B. Fuller Co., Great Lakes Chemical Corp., M.A. Hanna Co., Hercules Inc., International Flavors & Fragrances, International Specialty Products, Lilly Industries Inc., Lubrizol Corp., MacDermid Inc., Material Sciences Corp., Medical Manager, NCH Corp., OM Groups, Park Electrochem, Penford Corp., Praxair Inc., Quaker Chemical Corp., Rohm & Haas Co., RPM Inc., A. Schulman inc., Sherwin Williams Co., Tredegar Corp., Valspar Corp., WD-40 Co. and Wellman Inc.

The 1999 Group added Bush Boake Allen, CK Witco, Medical Manager, OM Groups and Tredegar Corp and deleted Crompton & Knowles Corp., Furon Co., Lawter International Inc., Learonal Inc., Morton International Inc., Nalco Chemical Co. and Witco Corp from the 1998 Group. With these exceptions, which resulted solely from the independent action of Value Line, the 1999 and 1998 Groups are identical.

RELATIONSHIP WITH INDEPENDENT PUBLIC ACCOUNTANTS

The principal accountant selected by the directors for the current year is Arthur Andersen LLP, independent public accountants. Representatives of Arthur Andersen LLP are expected to be present at the Meeting and will have the opportunity to make a statement if they wish to do so, and are expected to be available to respond to appropriate questions.

VOTE REQUIRED; OTHER MATTERS

The affirmative vote of the holders of a majority of the shares which are present in person or represented by proxy at the Meeting is required to elect directors and approve the Share Option Plan of 2000 and any other matters properly brought before the Meeting. Shares represented by proxies which are marked "withhold authority" with respect to the election of any one or more nominees as directors and proxies which are marked to abstain or vote against the Share Option Plan of 2000 or to deny discretionary authority on other matters will be counted for the purpose of determining the number of shares represented by proxy at the Meeting. Such proxies will thus have the same effect as if the shares represented thereby were voted against such nominee or nominees and against the Share Option Plan of 2000 and against such other matters, respectively. If a broker indicates on the proxy that it does not have discretionary authority as to certain shares to vote on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter.

The Company knows of no other matters to be presented for consideration at the Meeting. If any other matters are properly brought before the Meeting, the persons named in the accompanying proxy intend to vote or act with respect to them in accordance with their best judgment.

SHAREHOLDER PROPOSALS

Written proposals of shareholders to be included in the Proxy Statement and Proxy for the next Annual Meeting of Shareholders must have been received at the Company's principal executive office, 3050 Spruce Street, St. Louis, Missouri 63103, no later than December 1, 2000. Upon receipt of any such proposal, the Company will determine whether or not to include such proposal in the Proxy Statement and Proxy in accordance with regulations governing the solicitation of proxies.

Under the Company's By-laws, in order for a shareholder to nominate a candidate for director, or to bring other business before a shareholders' meeting, timely notice must be given to and received by the Company in advance of the meeting. In the case of an annual meeting, ordinarily, such notice must be given and received not less than 90 nor more than 120 days before the first anniversary of the preceding year's annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than 30 days or delayed by more than 60 days from such anniversary date, then such notice must be given by the shareholder and received by the Company not earlier than the opening of business on the 120th day prior to such annual meeting and not later than the close of business on the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of such meeting is first made. In certain cases, notice may be delivered and received later if the number of directors to be elected to the Board of Directors is increased. In the case of a nomination, the shareholder submitting the notice must describe various matters as specified in the Company's By-laws, including the name and address of each proposed nominee, his or her occupation and number of shares held, and certain other information. In the case of a proposal of other business, the notice must include a description of the proposed business (which must otherwise be a proper subject for action by the shareholders), the reasons therefor and other matters specified in the Company's amended By-laws.

In the case of special meetings of shareholders, only such business will be conducted, and only such proposals will be acted upon, as are brought pursuant to the notice of the meeting. In the event the Company calls a special meeting of shareholders to elect one or more directors, any shareholder may nominate a candidate, if such shareholder complies with the timing and notice requirements contained in the By-laws. Proposals of other business may be considered at a special meeting requested in accordance with the By-laws only if the requesting shareholders give and the Company receives a notice containing the same information as required for an annual meeting at least 30 days prior to the earlier of the time the person so designated calls the meeting pursuant to Section 2.02 of the By-laws or the day on which public announcement of the date of the meeting is first made.

In the case of an annual or special meeting, the shareholder proponent must be a shareholder of the Company who was a shareholder of record both at the time of giving of notice and at the time of the meeting and who is entitled to vote at the meeting. Any such notice must be given to the Secretary of the Company, whose address is 3050 Spruce Street, St. Louis, Missouri 63103. Any shareholder desiring a copy of the Company's Certificate of Incorporation, as amended, or amended By-laws will be furnished a copy without charge upon written request to the Secretary.

The time limits described above also apply in determining whether notice is timely for purposes of Rule 14a-4(c) under the Securities Exchange Act of 1934 relating to exercise of discretionary voting authority, and are separate from and in addition to the Securities and Exchange Commission's requirements that a shareholder must meet to have a proposal included in the Company's proxy statement for an annual meeting.

In each case, the proposals or notices described above must be submitted in writing to Michael R. Hogan, Secretary, Sigma-Aldrich Corporation, 3050 Spruce Street, St. Louis, Missouri 63103.

                                            By Order of the Board of
                                             Directors,

[Signature]
                                               Michael R. Hogan, Secretary
March 30, 2000

                                                                   Attachment A

              SIGMA-ALDRICH CORPORATION SHARE OPTION PLAN OF 2000

1. Purpose of the Plan.

The Sigma-Aldrich Corporation Share Option Plan of 2000 (the "Plan") is intended to provide an incentive to, and to encourage ownership of the common stock, par value $1.00 (the "Common Stock"), of Sigma-Aldrich Corporation, a Delaware corporation ("Company"), by, selected employees of the Company and its subsidiaries. Certain options granted hereunder may qualify as incentive stock options ("Incentive Stock Options") within the meaning of Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), and other options granted hereunder may not qualify as Incentive Stock Options ("Nonqualified Stock Options"), as determined in each instance by the Committee referred to in Paragraph 4 (the "Committee").

2. Stock Subject to the Plan.

A total of 4,500,000 shares of the authorized but unissued Common Stock have been allocated to the Plan and will be reserved for issue upon the exercise of options granted under the Plan. The Company may, in its discretion, use shares held in the treasury in lieu of authorized but unissued shares. If any such option shall expire or terminate for any reason without having been exercised in full, the unpurchased shares subject thereto shall again be available for the purposes of the Plan. Any shares of Common Stock issued pursuant to the Plan which are used by an optionee as full or partial payment to the Company of the purchase price of shares of Common Stock upon exercise of a stock option shall again be available for the purposes of the Plan. The number of shares with respect to which options may be granted to any individual during any calendar year may not exceed 200,000 shares.

3. Administration.

The Plan shall be administered by the Committee. Subject to the express provisions of the Plan, the Committee shall have plenary authority, in its discretion, to determine the individuals to whom, and the time or times at which, options shall be granted and the number of shares to be subject to each option. In making such determinations the Committee may take into account the nature of the services rendered by the respective individuals, their present and potential contributions to the Company's success and such other factors as the Committee, in its discretion, shall deem relevant. Subject to the express provisions of the Plan, the Committee shall also have plenary authority to interpret the Plan, to prescribe, amend and rescind rules and regulations relating to it, to determine the terms and provisions of the respective stock option agreements or certificates (which need not be identical) and to make all other determinations necessary or advisable for the administration of the Plan. The Committee's determinations on the matters referred to in this Paragraph 3 shall be final, binding and conclusive. Except to the extent prohibited by applicable law, the Committee may grant to one or more of its members or to any person(s) selected by it, subject to revocation or modification by the Committee, the authority to grant options under the Plan to eligible persons described in Paragraph 5 hereof, except that the no such person may be delegated authority to grant options to any employee who is subject to the reporting requirements of Section 16(a) of the Securities Exchange Act of 1934 or who is a "covered employee" within the meaning of Section 162(m)(3) of the Code.

4. The Committee.

The Committee shall consist of two or more directors appointed by the Board of Directors, which may from time to time appoint members of the Committee in substitution for members previously appointed and may fill vacancies, however caused, in the Committee. The Board shall select a chairman of the Committee. The Committee shall hold its meetings at such times and places as it may determine. A majority of its members shall constitute a quorum. All determinations of the Committee shall be made by a majority of its members present at any meeting at which there is a quorum. Any decision or determination reduced to writing and signed by all of the members shall be fully as effective as if it had been made by a majority vote at a meeting duly called and held. The Committee may appoint a secretary, shall keep minutes of its meetings and shall make such rules and regulations for the conduct of its business as it shall deem advisable.

5. Eligibility.

Options may be granted to employees, consultants or advisors of the Company or its subsidiaries selected by the Committee, which may include officers, whether or not they are directors, but does not include directors who are not also executive employees of the Company, or a subsidiary thereof, but may include directors of subsidiaries which are organized under laws outside the United States; provided that Incentive Stock Options may only be granted to employees of the Company and its subsidiaries. The term "subsidiary" shall mean any corporation, partnership, limited liability company or other entity (other than the Company), in an unbroken chain of entities beginning with the Company if, at the time of the granting of the option, each of the entities other than the last entity in the unbroken chain owns equity possessing 50% or more of the total combined voting power of all classes of equity in one of the other entities in such chain, or such other meaning as may be hereafter ascribed to it in Section 424 of the Code.

6. Option Prices.

The purchase price of the Common Stock under each option shall not be less than 100% of the fair market value of the stock on the date of the grant of the option. "Fair market value" shall generally mean the average between the high and low selling prices of the Company's Common Stock as traded on The Nasdaq Stock Market on the date of determination or, if there were no sales on such date, the last quoted selling price on the nearest day after the relevant date, as determined by the Committee; provided, however, that the Committee may adopt any other criterion for the determination of such fair market value as it may determine to be appropriate. The purchase price is to be paid in full upon the exercise of the option, either (i) in cash, (ii) in the discretion of the Committee, by the tender, either actually or by attestation, to the Company of shares of the Common Stock of the Company, owned by the optionee and registered in his name, having a fair market value, as defined above, on the date of exercise equal to the cash exercise price of the option being exercised, or (iii) in the discretion of the Committee, by any combination of the payment methods specified in clauses (i) and (ii) hereof; provided that, no shares of Common Stock may be tendered in exercise of an Incentive Stock Option if such shares were acquired by the optionee through the exercise of an Incentive Stock Option unless (i) such shares have been held by the optionee for at least one year and (ii) at least two years have elapsed since such Incentive Stock Option was granted. In addition, the optionee may effect a "cashless exercise" of an option in lieu of paying the option price in cash or shares owned by the optionee, provided that such "cashless exercise" is facilitated through a third party, other than the Company, in accordance with the rules and procedures adopted by the Committee. Further, the Committee, in its discretion, may approve such other methods or forms of payment of the purchase price, and establish rules and procedures therefor. The proceeds of sale of stock subject to option are to be added to the general funds of the Company or to the shares of the Common Stock of the Company held in its Treasury, and used for such corporate purposes as the Board of Directors shall determine.

7. Option Amounts.

The maximum aggregate fair market value (determined at the time an option is granted in the same manner as provided for in Paragraph 6 hereof) of the Common Stock of the Company with respect to which Incentive Stock Options are exercisable for the first time by any optionee during any calendar year (under all plans of the Company and its subsidiaries) shall not exceed $100,000.

8. Exercise of Options.

(a) The term of each option shall be not more than ten (10) years from the date of granting thereof or such shorter period as is prescribed in Paragraph 9 hereof; provided, however, that notwithstanding such ten-year limitation, the Committee shall be authorized and empowered to grant, in its discretion, Nonqualified Stock Options with option terms of up to but not exceeding seventeen (17) years from the date of grant to eligible persons described in Paragraph 5 hereof who are located outside the United States. Within such limit, options will be exercisable at such time or times, and subject to such restrictions and conditions, as the Committee shall, in each instance, approve, which need not be uniform for all optionees; provided, however, that except as provided in Subparagraph (b) of this Paragraph 8 or Paragraph 9 hereof, no option may be exercised at any time unless the optionee is then an employee of the Company or a subsidiary and has been so employed continuously since the granting of the option. Upon exercise of an option the Committee shall withhold a sufficient number of shares to satisfy the Company's withholding obligations for any taxes incurred as a result of such exercise, based on the fair market value thereof, as defined above, as of the date taxes are required to be withheld; provided, that in lieu of all or part of such withholding, the optionee may pay an equivalent amount of cash to the Company.

(b) Notwithstanding any other provision of the Plan, unless otherwise provided by the Committee in the option agreement or certificate, each outstanding option shall become immediately and fully exercisable for a one (1) year period following the date of a "Change of

Control" but in no event beyond the specified term of such options; provided that, after such one (1) year period, the normal option exercise provisions of the Plan and such option shall govern; and provided further, that in the event an optionee's employment with the Company or any subsidiary is terminated within two (2) years of a Change of Control, all outstanding stock options of such optionee at the date of termination shall be exercisable for a period of six (6) months beginning on the date of termination but in no event beyond the specified term of such options. The option agreements or certificates may contain such other or different provisions as the Committee, in its discretion, may approve in addition to, or in lieu of, this Subparagraph (b) of Paragraph 8. In addition, the Committee shall have the authority, in its discretion, to accelerate the vesting and permit the immediate exercisability of outstanding options under such other circumstances as it may deem appropriate.

(c) "Change of Control," as used in Paragraph 8(b) shall be deemed to have occurred if any individual, corporation, partnership or other person or entity, together with its Affiliates and Associates, acquires as the Beneficial Owner more than thirty-five percent (35%) in the aggregate of the voting power of outstanding shares of capital stock of the Company entitled to vote in the election of Directors, and within a 400-day period thereafter a majority of Directors elected to the Board of Directors of the Company, or a majority of the persons constituting a group authorized to hire or terminate employment of officers, if other than the Board, are different from the Directors or persons constituting the Board or group just prior to the start of such period or a group other than the Board is created to hire or terminate employment of officers. The terms "Affiliates," "Associate" and "Beneficial Owner" as used in this Paragraph 8(c) shall be defined by reference to the Securities Exchange Act of 1934, as amended, and the rules and regulations in effect thereunder.

9. Termination of Employment.

(a) Except as otherwise provided in Paragraph 8 or this Paragraph 9, if, during the initial period during which no portion of an option may be exercised (the "Non-Exercise Period"), the optionee's employment with the Company and every subsidiary of the Company shall terminate for any reason, the optionee's right to exercise the option shall terminate and all rights thereunder shall cease.

(b) If the Non-Exercise Period shall have elapsed and the optionee's employment with the Company and every subsidiary of the Company shall have been terminated by the Company thereafter without cause (as hereinafter defined) or shall terminate because of the retirement of an optionee on a permitted Retirement Date from the Company and all subsidiaries, the optionee shall have the right to exercise the unexercised portion of the option at any time during a period of twelve (12) months after the date of termination or retirement, in whole or in part, to the extent the optionee could have exercised such option had the optionee remained in the employ of the Company during the twelve (12) month period. The unexercised portion of the option shall terminate no later than twelve (12) months after an optionee ceases to be an employee for any of the foregoing reasons, and any unexercised portion shall terminate immediately if and when the optionee becomes an employee, agent or principal of a competitor of the Company, or of any subsidiary of the Company, without the consent of the Company.

If an optionee dies within such twelve (12) month period at a time when the optionee is not an employee, agent or principal of a competitor of the Company or of any subsidiary (or when the Company has consented to such relationship with a competitor), the option may be exercised at any time during the period of twelve (12) months after the date of the death of the optionee by a designee, for the number of shares which the deceased optionee could have acquired by the exercise of such option had the deceased optionee survived for the twelve (12) month period, without regard to the requirement of exercise within twelve (12) months after termination of employment.

For purposes of this Plan, the term "designee" means the deceased optionee's personal representative or any person who acquired the right to exercise such option by bequest or inheritance or by reason of the laws of descent and distribution. The term "Retirement Date" shall have the meaning set forth in the Employees' Retirement Plan or any successor plan, as in effect from time to time, of the optionee's employer, and shall include, where applicable, the Normal Retirement Date, the Early Retirement Date, and Retirement By Reason of Disability as defined in such Plan, or, if the optionee's employer has no such plan, the term shall have the meaning set forth in the Federal Social Security Act, as in effect from time to time.

(c) If the Non-Exercise Period shall have elapsed and an optionee dies or is totally and permanently disabled while in the employ of the Company or any subsidiary, the option may be exercised by the optionee or by his or her personal representative at any time during the twelve (12) month period after the date of such death or disability for the total number of shares which were or would have become exercisable under the option, but only to the extent the optionee could have exercised such option had he or she remained in the employ of the Company for the twelve (12) month period. For this purpose a person shall be deemed to be disabled if he or she is permanently and totally disabled within the meaning of Section 422(c)(6) of the Code, which, as of the date hereof, shall mean that he or she is unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of not less than 12 months.

(d) If the Non-Exercise Period shall have elapsed and an optionee's employment is terminated by the Company and every subsidiary for cause, any unexercised portion of any option granted to the optionee shall terminate with his or her termination of employment. As used herein, the term "cause" means (a) the failure of the optionee to carry out the duties assigned as a result of incompetence or willful neglect, or (b) such other reasons, including the existence of a conflict of interest or the commission of a crime, as the Committee may determine.

(e) If the Non-Exercise Period shall have elapsed and an optionee voluntarily terminates employment with the Company and every subsidiary for any reason other than the retirement of an optionee on the Retirement Date, any unexercised portion of an outstanding option shall terminate with the termination of employment.

(f) No transfer of an option by the optionee pursuant to subparagraphs (b) and
(c) above by will or by the laws of descent and distribution shall be effective unless the Company shall have been furnished with written notice thereof and a copy of the will and/or such other evidence as the Committee may deem necessary to establish the validity of the transfer and the acceptance by the designee or designees of the terms and conditions of the option. In the event of disability, the Committee may demand medical records and/or such other evidence as it deems necessary to establish the total and permanent disability of the optionee and, in the absence of such evidence, may refuse to permit the exercise of any option later than three (3) months after the date of termination of employment. Under no circumstances shall the right of any such designee to exercise any such option extend beyond the twelve (12) month period from date of death.

(g) Nothing in this Paragraph 9 shall be construed to permit the exercise of an option beyond the specified term of such option.

(h) Options granted under the Plan shall not be affected by any change of employment so long as the holder continues to be an employee of the Company or a subsidiary thereof. If a subsidiary of the Company ceases to be a subsidiary of the Company, an optionee who is employed by such former subsidiary and is no longer employed by either the Company or any current subsidiary of the Company shall be deemed to have terminated employment with the Company and every subsidiary of the Company and such termination shall be deemed to have been made by the Company without cause.

(i) Notwithstanding the foregoing Subparagraphs (a) through (h) of this Paragraph 9, the option agreements or certificates may contain such other or different provisions as the Committee, in its discretion, may approve in addition to, or in lieu of, the forgoing Subparagraphs of this Paragraph 9, and may contain such provisions as the Committee, in its discretion, shall approve with reference to the effect of approved leaves of absence.

10. Non-Transferability of Options.

Each option granted under the Plan shall, by its terms, be non-transferable otherwise than by will or the laws of descent and distribution and an option may be exercised, during the lifetime of the holder thereof, only by him; provided, however, that the Committee may, in its sole discretion permit an optionee to transfer a Nonqualified Stock Option to such persons or entities as the Committee may approve, in its discretion. In the event of any such transfer, the option shall still be subject to the provisions of Paragraphs 8 and 9 hereof concerning the exercisability during the optionee's employment.

11. Successive Option Grants.

Successive option grants may be made to any holder of options under the Plan.

12. Investment Purpose.

Each option under the Plan shall be granted only on the condition that all purchases of stock thereunder shall be for investment purposes, and not with a view to resale or distribution, except that the Committee may make such provision with respect to options granted under this Plan as it deems necessary or advisable for the release of such condition upon the registration with the Securities and Exchange Commission of stock subject to the option, or upon the happening of any other contingency warranting the release of such condition.

13. Adjustments Upon Changes in Capitalization or Corporate Acquisitions.

In the event of increases or decreases in the outstanding Common Stock, or such shares are exchanged or changed, by reason of any stock dividend, stock split, reverse stock split, reclassification, recapitalization, merger, consolidation, reorganization, split-up, spin-off, combination or exchange of shares or the like, and, in the event of any such increase, decrease, exchange or change in the outstanding Common Stock, (i) the aggregate number, kind and class of shares available for issuance under the Plan, (ii) the maximum number of shares as to which options may be granted to any individual, and (iii) the number, kind and class of shares subject to outstanding options and the exercise prices of such options, shall be appropriately and proportionately adjusted or substituted by the Committee, whose determination shall be final, binding and conclusive; provided that the number of shares subject to any award shall always be a whole number. Notwithstanding the foregoing: (1) in the event the Company or a subsidiary enters into a transaction described in
Section 424(a) of the Code with any other corporation, the Committee may, in its discretion, grant options to employees or former employees of such corporation in substitution of options previously granted to them upon such terms and conditions as shall be necessary to qualify such grant as a substitution described in Section 424(a) of the Code; and (2) in the event of a special, non-recurring distribution with respect to the Company's Common Stock, the Committee may, in its discretion, adjust the number of shares subject to each option and the option price per share in such manner as the Committee deems just and equitable to reflect such distribution, but in no event shall the total number of shares of Common Stock used under the Plan exceed the number authorized under Paragraph 2.

14. Amendment and Termination.

Either the Board of Directors or the Committee may at any time terminate the Plan, or make such modifications of the Plan as it shall deem advisable; provided, however, that neither the Board of Directors nor the Committee may, without further approval by the holders of Common Stock, increase the maximum numbers of shares as to which options may be granted under the Plan (except under the anti-dilution provisions hereof). No termination or amendment of the Plan may, without the consent of the optionee to whom any option shall theretofore have been granted, adversely affect the rights of such optionee under such option.

15. Effectiveness of the Plan.

The Plan shall become effective upon adoption by the Board of Directors or the Committee subject, however, to its further approval by the shareholders of the Company given within twelve (12) months of the date the Plan is adopted by the Board of Directors or the Committee at a regular meeting of the shareholders or at a special meeting duly called and held for such purpose. Grants of options may be made prior to such shareholder approval but all option grants made prior to shareholder approval shall be subject to the obtaining of such approval and if such approval is not obtained, such options shall not be effective for any purpose.

16. Time of Granting of Options.

An option grant under the Plan shall be deemed to be made on the date on which the Committee (or other person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof) makes an award of an option to an eligible employee of the Company or its subsidiaries (but in no event prior to the adoption of the Plan by the Board of Directors), provided that such option is evidenced by a written option agreement or certificate duly executed on behalf of the Company and on behalf of the optionee within a reasonable time after the date of the action of the Committee (or other person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof).

17. Term of Plan.

This Plan shall commence on the date specified herein, and subject to Paragraph 15, shall remain in effect thereafter. Options outstanding at the termination of the Plan shall continue in full force and effect and shall not be affected thereby.

18. Indemnification and Exculpation

Each person who is or shall have been a member of the Board of Directors or of the Committee (and each such person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof) shall be indemnified and held harmless by the Company against and from any and all loss, cost, liability or expense that may be imposed upon or reasonably incurred in connection with or resulting from any claim, action, suit or proceeding to which the person may be a party or in which they may be involved by reason of any action taken or failure to act under the Plan and against and from any and all amounts paid by them in settlement thereof (with the Company's written approval) or paid by them in satisfaction of a judgment in any such action, suit or proceeding, except a judgment based upon a finding of his or her bad faith; subject, however, to the condition that upon the institution of any claim, action, suit or proceeding against them, they shall in writing give the Company an opportunity, at its own expense, to handle and defend the same before undertaking to handle and defend it on their own behalf. The foregoing right to indemnification shall not be exclusive of any other right to which such person may be entitled as a matter of law or otherwise, or any power that the Company may have to indemnify or hold such person harmless.

Each member of the Board of Directors or of the Committee (and each such person to whom the Committee shall have delegated authority pursuant to Paragraph 3 hereof), and each officer and employee of the Company, shall be fully justified in relying or acting upon any information furnished to or on behalf of the Company by any person or persons, other than said individual, in connection with the administration of the Plan. In no event shall any person who is or shall have been a member of the Board of Directors or of the Committee (or any such person to whom the

Committee shall have delegated authority pursuant to Paragraph 3 hereof), or an officer or employee of the Company, be liable for any determination made or other action taken or any omission to act in reliance upon any such information, or for any action (including the furnishing of information) taken or any failure to act, if in good faith.

19. Miscellaneous.

(a) Nothing in the Plan or in any option agreement or certificate granted pursuant to the Plan shall confer on any individual any right to continue in the employ of the Company or any subsidiary or interfere in any way with the right of the Company or any subsidiary thereof to terminate his or her employment at any time, with or without cause.

(b) The holder of an option shall have none of the rights of a shareholder with respect to the shares subject to option until such shares shall be issued to him or her upon the exercise of such option.

(c) This Plan and all award agreements or certificates made and actions taken hereunder and thereunder shall be governed by and construed in accordance with the laws of the State of Delaware, without regard for conflicts of laws principles thereof.

(d) In the event any provision of this Plan or any option agreement or certificate hereunder shall be held illegal or invalid for any reason, the illegality or invalidty shall not affect the remaining provisions of this Plan or such agreement, and this Plan and such agreement or certificate shall be construed and enforced as if the illegal or invalid provision had not been included.

(e) The granting of awards and the issuance of shares of Common Stock under this Plan shall be subject to all applicable laws, rules and regulations, and to such approvals by any governmental agencies or bodies as may be required.

(f) Captions are provided for convenience only, and shall not serve as a basis for interpretation or construction of this Plan or any option agreement or certificate.

                                     * * *

The foregoing Plan was approved and adopted by the Board of Directors of the Company on February 15, 2000.

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                                        Internet, please do not mail your proxy.
                                                  THANK YOU FOR VOTING.


March 30, 2000

Dear Shareholder:

The annual meeting of Shareholders of Sigma-Aldrich Corporation will be held at Mercantile Bank, 721 Locust Street, St. Louis, Missouri 63101 at 11.00 a.m. on Tuesday, May 2, 2000.

It is important that your shares are represented at this meeting. Whether or not you plan to attend the meeting, please review the enclosed proxy materials. You may sign, date and return this proxy card or you may vote by telephone or via Internet.




TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS.               SIGALD                 KEEP THIS PORTION FOR YOUR RECORDS
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                                                                                                DETACH AND RETURN THIS PORTION ONLY
                                        THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.
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SIGMA-ALDRICH CORPORATION

For address changes and/or comments, please check     [_]
this box and write them on the back where indicated.

The Board of Directors recommends a vote FOR the following:         For    Withhold    For All     To withhold authority to vote,
Vote On Directors                                                   All      All        Except:    mark "For All Except" and write
                                                                                                   the nominee's number on the line
                                                                                                   below.

1.  ELECTION OF DIRECTORS: 01) Carl T. Cori, 02) Nina V. Fedoroff,   [_]     [_]        [_]
    03) David R. Harvey, 04) David M. Kipnis, 05) Andrew E. Newman,                              __________________________________
    06) William C. O'Neil, Jr., 07) Jerome W. Sandweiss, 08) D. Dean
    Spatz, and 09) Thomas N. Urban
                                                                                                            For   Against    Abstain

2.  Approval of the Company's Share Option Plan of 2000.                                                   [_]     [_]       [_]

The undersigned hereby acknowledges receipt of the Notice of Annual Meeting and accompanying Proxy Statement, each dated March 30,
2000, and hereby revokes all proxies heretofore given by the undersigned for said meeting. This proxy may be revoked prior to its exercise.

This proxy will be voted FOR item 1 and FOR item 2 unless otherwise directed, and in the discretion of the proxies on whatever other business may properly come before the meeting.
If stock is owned in joint names all owners must sign. If signing for estates, trusts or corporations, please indicate title or capacity.

  ----------------------------------------------------                     ---------------------------------------------

  ----------------------------------------------------                     ---------------------------------------------
  Signature (PLEASE SIGN WITHIN BOX)       Date                             Signature (Joint Owners)            Date
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

                                  SIGAL2     KEEP THIS PORTION FOR YOUR RECORDS
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                                             DETACH AND RETURN THIS PORTION ONLY

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 PLEASE MARK, DATE AND SIGN THIS PROXY AND RETURN IT IN THE ENCLOSED ENVELOPE

                        (To be signed on reverse side)
By signing on the reverse, the shareholder(s) hereby appoint(s) ANDREW E. NEWMAN and WILLIAM C. O'NEIL, JR., or either of them, the true and lawful attorneys-in-fact agents and proxies, with the power of substitution and revocation, as their representatives at the Annual Meeting of Shareholders of SIGMA-ALDRICH CORPORATION to be held at Mercantile Bank, 721 Locust Street, St. Louis, Missouri 63101 on May 2, 2000, at 11:00 A.M., Central Daylight Time (including all adjournments thereof), and there to vote all shares of stock which the shareholder is entitled to vote, with all powers which the shareholder would possess if personally present.

You are encouraged to specify your choices by marking the _____________________ appropriate boxes on the reverse side. Shares represented by this proxy when properly executed will be voted as _____________________ directed or, if directions are not indicated, will be
voted in accordance with the Board of Directors'           _____________________
recommendations. The Proxies cannot vote your shares        (change of address)
unless you sign and return this card.

            (If you have given a change of address, please mark the
              corresponding box on the reverse side of this card.)
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